EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Miller and Larry D. Pickett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Codorus Valley Bancorp, Inc.), to sign this Form 10-K and any or all amendments to this Form 10-K and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Larry J. Miller	President, Chief Executive Officer,	3/11/2020
Larry J. Miller	Chairman of the Board of
(Principal Executive Officer)	Directors and Director

Vice-Chairman of the Board of
Harry R. Swift, Esq.	Directors and Lead Director

Director
Sarah M. Brown

/s/ Brian D. Brunner	Director	3/11/2020
Brian D. Brunner

/s/ Cynthia A. Dotzel	Director	3/11/2020
Cynthia A. Dotzel, CPA

/s/ John W. Giambalvo	Director	3/11/2020
John W. Giambalvo, Esq.

/s/ Jeffrey R. Hines	Director	3/11/2020
Jeffrey R. Hines, P.E.

/s/ MacGregor S. Jones	Director	3/11/2020
MacGregor S. Jones

/s/ Craig L. Kauffman	Director	3/11/2020
Craig L. Kauffman

Director
J. Rodney Messick

/s/ Dallas L. Smith	Director	3/11/2020
Dallas L. Smith

/s/ Larry D. Pickett	Treasurer	3/11/2020
Larry D. Pickett, CPA
(Principal Financial and Accounting Officer)

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